EXHIBIT 10.19.1
EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 25, 2020 by and among 2U, Inc., a Delaware corporation (the “Borrower”), each of the Guarantors (as defined in the Credit Agreement, defined below) party hereto, the Lenders (as defined in the Credit Agreement) party hereto, and Owl Rock Capital Corporation, as the Administrative Agent (as defined in the Credit Agreement).

W I T N E S S E T H:
WHEREAS, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and Owl Rock Capital Corporation, as the Collateral Agent, are parties to that certain Credit Agreement dated as of May 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time (including pursuant to this Amendment), the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to make certain amendments to the Credit Agreement as set forth herein, subject to the terms and conditions set forth herein and in the Credit Agreement; and
WHEREAS, the Administrative Agent and the Lenders party hereto (constituting Required Lenders) are willing to provide the requested amendments, subject to the terms and conditions set forth herein and in the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement (after giving effect to this Amendment).

2.    Amendments to Credit Agreement. In reliance upon the representations and warranties set forth in Section 4 below and upon satisfaction or waiver of the conditions to effectiveness set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
(a)The following defined terms shall be added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:
“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” means February 25, 2020.

“First Amendment Fee Letter” means that certain First Amendment Fee Letter, dated as of the First Amendment Effective Date, by and between the Borrower and the Administrative Agent.
(b)The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Applicable Margin” shall mean (i) at all times prior to the First Amendment Effective Date, 4.75% per annum for ABR Loans and 5.75% per annum for Eurodollar Loans and (ii) on and after the First Amendment Effective Date, 5.75% per annum for ABR Loans and 6.75% per annum for Eurodollar Loans. Notwithstanding the foregoing, the Applicable Margin in respect of any Extended Loan shall be the applicable percentages per annum set forth in the relevant Extension Amendment.
(c)The definition of “Applicable Prepayment Premium” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Applicable Prepayment Premium” means the principal amount of such prepayment multiplied by (I) two percent (2.0%), with respect to prepayments made on or after the Closing Date but prior to the first anniversary of the First Amendment Effective Date, (II) one percent (1.0%) with respect to prepayments made on or after the first anniversary of the First Amendment Effective Date but prior to the second anniversary of the First Amendment Effective Date and (III) thereafter zero percent (0.0%); provided that, following an acceleration occurring prior to the second anniversary of the First Amendment Effective Date, the principal amount that was accelerated shall be deemed prepaid for purposes of the calculation of the Applicable Prepayment Premium.
(d)The definitions of “Consolidated Revenues” and “Unrestricted Subsidiary” in Section 1.01 of the Credit Agreement, Sections 1.04, 1.06, 5.01(e), 6.08(a)(ii) and 8.03(a) of the Credit Agreement and Exhibit C of the Credit Agreement are hereby amended to replace each reference therein to “LTM Short Course Revenue” with “LTM Alternative Credential Revenue.”
(e)The definition of “Fee Letters” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Fee Letters” shall mean the Closing Date Fee Letter, the Arrangement Fee Letter and the First Amendment Fee Letter.
(f)The definition of “LTM Short Course Revenue” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“LTM Alternative Credential Revenue” shall mean, as of any date of determination the revenues of the Borrower and its Restricted Subsidiaries accounted for (or to be accounted for) within the “Alternative Credential Segment” (as such segment may be renamed from time to time) identified within the Borrower’s financial statements for the four quarters most recently ended for which financial statements have been delivered to the Administrative Agent and the Lenders, as adjusted to exclude the impact of purchase accounting (calculated in each case on a basis consistent with financial statements delivered to the Administrative Agent prior to the date of the Commitment Letter).
(g)The definition of “Minimum LQA University Segment Revenue” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Minimum LQA University Segment Revenue” shall mean the amount set forth in the schedule provided by the Borrower to the Administrative Agent on May 22, 2019 (but prior to the closing of this Agreement) for such Test Period after applying a 20% cushion thereto; provided that, for purposes of calculating the Minimum LQA University Segment Revenue as of the last day of and for any Test Period ending June 30, 2020, September 30, 2020 or December 31, 2020, the Minimum LQA University Segment Revenue for any such Test Period shall be deemed to equal the amounts set forth in the final schedule exchanged between the Borrower and the Administrative Agent on January 31, 2020.
(h)The definition of “Minimum LTM Short Course Revenue” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Minimum LTM Alternative Credential Revenue” shall mean the amount set forth in the schedule provided by the Borrower to the Administrative Agent on May 22, 2019 (but prior to the closing of this Agreement) for such Test Period after applying a 30% cushion thereto; provided that, for purposes of calculating the Minimum LTM Alternative Credential Revenue as of the last day of and for any Test Period ending June 30, 2020, September 30, 2020 or December 31, 2020, the Minimum LTM Alternative Credential Revenue for any such Test Period shall be deemed to equal the amounts set forth in the final schedule exchanged between the Borrower and the Administrative Agent on January 31, 2020.
(i)Section 2.10(k)(i) of the Credit Agreement is hereby amended by amending and restating the first, third and fourth sentences of such Section each in its entirety to read as follows, respectively:
“All (i) optional prepayments of the Loans pursuant to Section 2.10(a) and (ii) all mandatory prepayments and repayments of the Loans pursuant to Sections 2.10(c), (d) or (e) or (iii) otherwise following any acceleration of the Obligations, in each case, made or required to be made prior to the second anniversary of the First Amendment Effective Date (whether before or after an Event of Default, an acceleration of the Obligations or the commencement of any bankruptcy or insolvency proceeding), shall be subject to a premium (to be paid to the Administrative Agent for the benefit of the Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder with respect to the Loans) equal to the Applicable Prepayment Premium.”

“On or after the second anniversary of the First Amendment Effective Date, no premiums shall be payable pursuant to this Section 2.10(k) in connection with any prepayments of the Loan.”

“The Applicable Prepayment Premium shall be fully earned and payable with respect to the full outstanding principal amount of the Loans at the time of any acceleration or commencement of any bankruptcy or insolvency proceeding or termination prior to the second anniversary of the First Amendment Effective Date.”

(j)Section 2.10(k)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(ii)    Notwithstanding anything else set forth in this Agreement, on or after the Closing Date but prior to the first anniversary of the First Amendment Effective Date, the Borrower may repay up to 100% of the Loans (including any Credit Agreement Refinancing Indebtedness) at a price of 101% with proceeds from the sale of equity securities, equitylinked securities and/or derivative securities settled in or convertible into equity securities, including unsecured convertible notes (and one percent of such amount (1.00%) shall also constitute “Applicable Prepayment Premium”) for purposes of clause (iii) below.”

(k)Section 6.08(a)(ii) of the Credit Agreement and Exhibit C of the Credit Agreement are hereby further amended to replace the references therein to “Minimum LTM Short Course Revenue” with “Minimum LTM Alternative Credential Revenue.”

(l)Exhibit C of the Credit Agreement is hereby further amended to replace the reference therein to “Short Course Segment” with “Alternative Credential Segment.”

3.    Conditions. This Amendment will become effective on the date (the “First Amendment Effective Date”) on which each of the following conditions have been satisfied (or waived) in accordance with the terms therein:
(a)    Amendment. The execution and delivery of this Amendment by each Credit Party, the Administrative Agent and the Required Lenders;
(b)    No Default. No Default or Event of Default exists as of the date hereof;
(c)    Representations and Warranties. The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date (or, in the case of any representation or warranty that is, by its terms qualified by materiality, in all respects), except to the extent that any such representation or warranty relates to a specific earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (or, in the case of any representation or warranty that is, by its terms qualified by materiality, in all respects);
(d)    Secretary’s Certificate. The Administrative Agent shall have received a certificate executed by the secretary (or equivalent officer) of Borrower, certifying, among other things:
(i)    that attached to such certificate are true and complete copies of (1) the Organizational Documents of such Person, (2) the resolutions then in full force and effect adopted by the board of directors (or comparable body) of such Person authorizing the execution, delivery and performance by such Person of the Amendment and each of the transactions contemplated hereby, and (3) a certificate of good standing from the Secretary of State of Delaware; and
(ii)    the name(s) of the Responsible Officers of such Person authorized to execute Loan Documents, together with an incumbency sample of the true signatures of such Responsible Officers;
(e)    Officer’s Certificate. The execution and delivery of a certificate of a Responsible Officer of the Borrower, certifying that the conditions listed in the above clauses (b) and (c) have been satisfied as of the First Amendment Effective Date;
(f)    Payment of Fees. The Borrower shall have paid all fees or other amounts due and payable under the Loan Documents to the Administrative Agent and the Lenders on or prior to the First Amendment Effective Date (to the extent invoiced at least one Business Day prior to the First Amendment Effective Date); and
(g)    Amendment Fee. The Borrower shall have paid to the Administrative Agent all fees due and payable under the First Amendment Fee Letter.

4.    Representations and Warranties. Each Credit Party hereby represents and warrants as of the First Amendment Effective Date to Administrative Agent and each Lender as follows:
(a)    each Credit Party is duly organized, validly existing and (to the extent relevant) in good standing under the laws of the jurisdiction of its incorporation or organization;
(b)    the execution, delivery and performance by the Credit Parties of this Amendment are within its powers and have been duly authorized by all necessary action (and will not violate, or require any consent not obtained under, such Organizational Documents);
(c)    the execution, delivery and performance by the Credit Parties of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which would not reasonably be expected to result in a Material Adverse Effect and (b) will not violate any Requirements of Law except, individually or in the aggregate, where it would not reasonably be expected to result in a Material Adverse Effect; and
(d)    this Amendment constitutes a valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.    Loan Documents in Full Force and Effect. The Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects, and each Credit Party hereby reaffirms the Obligations (and, to the extent it is a Guarantor, its Guarantee of the Guaranteed Obligations) and any and all guarantees, security interests and Liens it has granted (or made) to secure the Secured Obligations. Each such Obligation, guarantee, security interest and Lien is reaffirmed and shall remain and continue in full force and effect in accordance with its terms notwithstanding this Amendment and shall include and extend to any new obligations assumed by any Credit Party under this Amendment or otherwise under the Loan Documents. The validity and enforceability of the appointment of the Collateral Agent as proxy and or attorney-in-fact under the Loan Documents is ratified and reaffirmed as of the date hereof, and to the extent expressly contemplated by the Loan Documents and subject to the limitations set forth therein, each Credit Party reappoints the Collateral Agent as its proxy and attorney-in-fact in accordance with the terms of the Loan Documents, as applicable, which appointment is IRREVOCABLE and coupled with an interest until the Secured Obligations have been Paid in Full, for the purpose of carrying out the provisions of the Loan Documents, as applicable. Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment to, modification of or consent to the departure from any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of Administrative Agent, the Collateral Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Credit Agreement and the other Loan Documents. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and the Loan Documents as modified by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as modified by this Amendment, and each reference herein or in any other Loan Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as modified by this Amendment.
6.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission (PDF or TIFF format) shall be effective as delivery of a manually executed counterpart of this Amendment.
7.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Credit Party and its successors and permitted assigns and Administrative Agent and Lenders and their successors and permitted assigns.
8.    GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK,

WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
9.    Incorporation by Reference. The terms and provisions of 10.03 (“Expenses; Indemnity; Damages; Waiver”), 10.07 (“Severability”), 10.09(b)-(d) (“JURISDICTION; CONSENT TO SERVICE OF PROCESS”); and 10.10 (“WAIVER OF JURY TRIAL”) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, with the same force and effect as if fully set forth herein, and the parties hereto agree to such terms.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

2U, INC.

By:     /s/ Paul S. Lalljie
Name:    Paul S. Lalljie
Title:    Chief Financial Officer

2U GETSMARTER, LLC
2U GETSMARTER (US), LLC
2U NYC, LLC
2U KEIH HOLDCO, LLC

By: /s/ Matthew Norden
Name:    Matthew Norden
Title:    Secretary

CRITIQUEIT, INC.

By: /s/ Mark Chernis
Name:    Mark Chernis
Title:    President

2U HARKINS ROAD LLC
2U HK LLC

By: 2U, Inc., as sole member

By: /s/ Paul S. Lalljie
Name:    Paul S. Lalljie
Title:    Chief Financial Officer

TESI MERGER SUB, INC.
TRILOGY EDUCATION SERVICES, LLC
TES, INC.
TES, LLC

By: /s/ Matthew Norden
Name:    Matthew Norden
Title:    Vice President and Treasurer

ADMINISTRATIVE AGENT AND LENDER:	OWL ROCK CAPITAL CORPORATION By: /s/ Alexis Maged Name: Alexis Maged Title: Authorized Signatory
LENDERS:	OWL ROCK CAPITAL CORPORATION II By: /s/ Alexis Maged Name: Alexis Maged Title: Authorized Signatory

ORCC II FINANCING LLC By: /s/ Alexis Maged Name: Alexis Maged Title: Authorized Signatory
OWL ROCK TECHNOLOGY FINANCE CORP. By: /s/ Alexis Maged Name: Alexis Maged Title: Authorized Signatory

FLF FUNDING I LLC By: /s/ Alexis Maged Name: Alexis Maged Title: Authorized Signatory
FLF FUNDING II LLC By: /s/ Alexis Maged Name: Alexis Maged Title: Authorized Signatory
PARLIAMENT FUNDING I, LLC By: OWL ROCK FIRST LIEN GP, LLC its general partner By: Owl Rock Capital Advisors LLC its Sole Member By: /s/ Alexis Maged Name: Alexis Maged Title: Authorized Signatory